UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 11, 2022
Sema4 Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware		001-39482	85-1966622
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

333 Ludlow Street, North Tower, 8th Floor			06902
Stamford,	Connecticut
(Address of Principal Executive Offices)			(Zip Code)
(800) 298-6470
Registrant's telephone number, including area code
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SMFR	The Nasdaq Global Select Market
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	SMFRW	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02           Results of Operations and Financial Condition.
On November 14, 2022, Sema4 Holdings Corp. (“Sema4 Holdings” or the “Company”) issued a press release (the “Press Release”) and will hold a conference call announcing the Company's financial results for the three and nine months ended September 30, 2022. Copies of the Press Release and Earnings Presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information furnished with this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 14, 2022, the Company announced its plan to pursue a new strategic direction focused on the Company’s pediatric and rare disease testing business coupled with the Company's Centrellis data platform. As part of the Company’s strategic realignment, on November 11, 2022, the board of directors of the Company unanimously approved the Company’s exit from the reproductive and women’s health testing business, which includes carrier screening, noninvasive prenatal, and other ancillary reproductive testing offerings (the "RH Business"). Prior to the decision to exit the RH Business, the Company performed a thorough review of a number of factors including the competitive landscape, recent shifts in payor coverage and reimbursement, declining average selling prices, and cost structure, and consideration of existing capital markets constraints and the macroeconomic climate, and concluded that the RH Business is currently unsustainable and cannot be restructured in way that will allow the Company to achieve profitable growth and cash preservation. Additionally, the Company had engaged a financial advisor in an effort to sell the RH Business as a going concern through a targeted auction process, but had not received any final proposals and had thus been unable to complete a sale. Therefore, the Company will cease accepting samples for reproductive and women's health tests on December 14, 2022 and will begin notifying its customers impacted by this decision immediately. The Company expects to exit the operations of the reproductive and women’s health testing services by the end of the first quarter of 2023. As a result of this announcement, the Company expects to eliminate approximately 500 positions, representing approximately 32.5% of its workforce, and to cease operations at its Stamford, CT laboratory. The Company’s go-forward testing services will be consolidated and performed out of the Company’s Gaithersburg, MD laboratory which was primarily used for the Company’s pediatric and rare disease testing offered by GeneDx. At the time of the filing of this Current Report on Form 8-K, the Company is unable in good faith to make a determination of an estimate of the total amount or range of amounts expected to be incurred by the Company in connection with each major type of cost associated with the exit or an estimate of the total amount or range of amounts expected to be incurred by the Company in connection with the exit. However, the Company anticipates that material cash and non-cash charges will be incurred and recorded in the Company's future reporting periods.

Item 9.01           Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 14, 2022, regarding the Registrant’s results for the quarter ended September 30, 2022
99.2	Earnings Presentation, dated November 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sema4 Holdings Corp.

Date:	November 14, 2022	By:	/s/ Katherine Stueland
		Name:	Katherine Stueland
		Title:	Chief Executive Officer